Exhibit 32.1 Section 906 Certification of the Chief Executive Officer and Chief Financial Officer

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

           In connection with the quarterly report on Form 10-Q of Terra Nova Financial Group, Inc. (the "Company") for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Michael G. Nolan, the President and Chief Executive Officer of the Company, and Murrey Wanstrath, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. section 1350, that:

           (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

           (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael G. Nolan
Name: Michael G. Nolan
Title: President and Chief Executive Officer
Date: May 13, 2009

/s/ Murrey Wanstrath
Name: Murrey Wanstrath
Title: Chief Financial Officer
Date: May 13, 2009

           This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be deemed incorporated by reference into any filing under the Securities and Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, of the Company, except to the extent as shall be expressly set forth by specific reference in such filing.

           A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

30